EXHIBIT 4.1

FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE, dated as of November 1, 2022 is among Carnival Corporation, a corporation duly organized and existing under the laws of the Republic of Panama (the “Company”), Carnival plc, a company incorporated and registered under the laws of England and Wales (“Carnival plc”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Company, Carnival plc, the initial Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of August 22, 2022 (the “Indenture”), pursuant to which the Company has issued $338,941,000 in principal amount of 5.75% Convertible Senior Notes due 2024 (the “Notes”);

WHEREAS, on the date hereof, the Company intends to issue an additional $87,147,000 aggregate principal amount of the Notes (the “New Notes”), which shall be additional Notes pursuant to Section 2.10(a) of the Indenture;

WHEREAS, the Notes and the New Notes will rank equally and ratably and be treated as a single class of Notes for all purposes of the Indenture (as supplemented by this Supplemental Indenture);

WHEREAS, pursuant to Section 10.01(k) of the Indenture, the parties are authorized to execute and deliver this Supplemental Indenture, without the consent of the Holders, to provide for the issuance of the New Notes;

WHEREAS, the Company has complied with all conditions precedent and covenants provided for in the Indenture relating to the execution and delivery of this Supplemental Indenture and the issuance of the New Notes;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, of Carnival plc, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, Carnival plc, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, Carnival plc, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders as follows:

ARTICLE 1

Section 1.01     This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02     The terms of the New Notes being established under this Supplemental Indenture shall be identical to the Notes issued on the Issue Date other than with respect to the following:

(a)	The aggregate principal amount of New Notes to be authenticated and delivered on the date of this Supplemental Indenture is $87,147,000.
(b)	The issuance date of the New Notes shall be the date of this Supplemental Indenture.
(c)	Interest on the New Notes shall accrue from October 1, 2022. The Interest Payment Dates for the New Notes shall be April 1 and October 1 of each year, commencing April 1, 2023.
(d)	The New Notes shall be issuable in whole or in part in the form of one or more Global Notes. The depositary for such Global Notes shall be The Depository Trust Company.
(e)	The New Notes shall be considered additional Notes issued pursuant to Section 2.10(a) of the Indenture.

The Notes and the New Notes shall rank equally and ratably and be treated as a single class of Notes for all purposes of the Indenture (as supplemented by this Supplemental Indenture). The New Notes will bear the same CUSIP number and ISIN number as the Notes.

Section 1.03     The New Notes shall be executed on behalf of the Company by an Officer and authenticated by the Trustee pursuant to Section 2.04 of the Indenture.

ARTICLE 2

Section 2.01     Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 2.02     Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. Additionally, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, Carnival plc and the Guarantors, and the Trustee makes no representation with respect to any such matters. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 2.03     THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 2.04     The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, electronic or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, electronic or PDF shall be deemed to be their original signatures for all purposes.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

COMPANY:

CARNIVAL CORPORATION

By:	/s/ Bo-Erik Blomqvist
	Name:	Bo-Erik Blomqvist
	Title:	Senior Vice President

GUARANTORS:

CARNIVAL PLC

By:	/s/ Bo-Erik Blomqvist
	Name:	Bo-Erik Blomqvist
	Title:	Senior Vice President

GXI, LLC

By:	Carnival Corporation, its Sole Member

By:	/s/ David Bernstein
	Name:	David Bernstein
	Title:	Chief Financial Officer and Chief Accounting Officer

COSTA CROCIERE S.P.A.

By:	/s/ David Bernstein
	Name:	David Bernstein
	Title:	Director

[Signature Page to First Supplemental Indenture (5.75% Convertible Senior Notes due 2024)]

PRINCESS CRUISE LINES, LTD.

By:	/s/ Daniel Howard
	Name:	Daniel Howard
	Title:	Senior Vice President, General Counsel and Assistant Secretary

SEABOURN CRUISE LINE LIMITED

By:	SSC Shipping and Air Services (Curacao) N.V., its Sole Director

By:	/s/ Wilhelmus J. Langeveld
	Name:	Wilhelmus J. Langeveld
	Title:	Managing Director

By:	/s/ Rhona M.P. Mendez
	Name:	Rhona M.P. Mendez
	Title:	Attorney-in-Fact

CRUISEPORT CURACAO C.V.

By:	Holland America Line N.V., its General Partner

By:	SSC Shipping and Air Services (Curacao), N.V., its Sole Director

By:	/s/ Wilhelmus J. Langeveld
	Name:	Wilhelmus J. Langeveld
	Title:	Managing Director

By:	/s/ Rhona M.P. Mendez
	Name:	Rhona M.P. Mendez
	Title:	Attorney-in-Fact

[Signature Page to First Supplemental Indenture (5.75% Convertible Senior Notes due 2024)]

HOLLAND AMERICA LINE N.V.

By:	SSC Shipping and Air Services (Curacao) N.V., its Sole Director

By:	/s/ Wilhelmus J. Langeveld
	Name:	Wilhelmus J. Langeveld
	Title:	Managing Director

By:	/s/ Rhona M.P. Mendez
	Name:	Rhona M.P. Mendez
	Title:	Attorney-in-Fact

HAL ANTILLEN N.V.

By:	SSC Shipping and Air Services (Curacao) N.V., its Sole Director

By:	/s/ Wilhelmus J. Langeveld
	Name:	Wilhelmus J. Langeveld
	Title:	Managing Director

By:	/s/ Rhona M.P. Mendez
	Name:	Rhona M.P. Mendez
	Title:	Attorney-in-Fact

[Signature Page to First Supplemental Indenture (5.75% Convertible Senior Notes due 2024)]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Brandon Bonfig
	Name:	Brandon Bonfig
	Title:	Vice President

[Signature Page to First Supplemental Indenture (5.75% Convertible Senior Notes due 2024)]